                                                                    EXHIBIT 4.11

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                           9 1/4% SENIOR NOTE DUE 2010

                         THE PREMCOR REFINING GROUP INC.

Cusip No. ________________                                         $

No. 1

         The Premcor Refining Group Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum set forth above in United States Dollars on February 1, 2010 and to pay interest thereon from February 11, 2003 or from the most recent Interest Payment Date to which interest has been paid or as duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 2003, at the rate of 9 1/4% per annum, until the principal hereof is paid or made available for payment and such interest shall be payable on demand.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005 maintained for such purpose and at any other office or agency maintained by the Company for such purpose (any such location being called a "Place of Payment"); provided, however, that at the option of the Company, payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register. Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

         If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  _________  __, 2003

                                            THE PREMCOR REFINING GROUP INC.


                                            By
                                               -----------------------------
                                               Name:
                                               Title:

Certificate of Authentication

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS
                                            as Trustee



                                            By
                                               ---------------------------------
                                                     Authorized Signatory

                              (Reverse of Security)

         This Security is one of a duly authorized issue of securities of the Company (including the Additional Securities referred to below, herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 11, 2003 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         The Company may issue additional securities (the "Additional Securities") under the Indenture having the same terms in all respects as the Securities (or in all respects except for the payment of interest on the Securities (i) scheduled and paid prior to the date of issuance of such Additional Securities or (ii) payable on the first Interest Payment Date following such date of issuance). Such Additional Securities shall be treated as part of the same series as the Securities for all purposes under the Indenture and shall vote together with the Securities as part of the same class.

         The Securities of this series are subject to redemption upon not less than 30 days' but no more than 60 days' notice by mail, at any time on or after February 1, 2007, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning February 1 of the years indicated,

                       Redemption
Year                     Price
----                   ----------
2007                   104.625%
2008                   102.313

and thereafter at a Redemption Price equal to 100.000% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Company to redeem for cash up to 35% in aggregate principal amount of the Securities originally issued under the Indenture at any time prior to February 1, 2006, at a redemption price equal to 109.250% of the aggregate principal amount so redeemed, plus accrued interest, including Special Interest, to the Redemption Date; provided that at least 65% of the principal amount of Securities of such series originally issued remain outstanding immediately after such redemption. Any such redemption shall be required to occur on or prior to 120 days after the receipt by the Company of the Net Available Proceeds of such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing in the Company's Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

         If less than all of the Securities are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

         The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to Purchase for some or all of the Securities in accordance with the terms of the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         In the event of redemption or purchase pursuant to a mandatory offer to purchase this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any other change, in each case, that does not adversely affect the rights of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest, including any Special Interest, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 10.08 and 9.13 of the Indenture, check the box:
[_]

         If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 10.08 and 9.13 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof):
$____________________.

     Dated:                Your Signature:
            -----------                    -------------------------------------
                                      (Sign exactly as name appears on the other
                                       side of this Security)



Signature Guarantee:
                      ----------------------------------------------------------
                      (Signature must be guaranteed by a member firm of a
                       national securities exchange or a commercial bank or trust company)

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:               Your Signature: ________________________
                                     (Sign exactly as name appears on the other
                                      side of this Security)

Signature Guarantee:

                       SCHEDULE OF EXCHANGES OF SECURITIES

         The following exchanges of a part of this Global Security for another Global Security or for Definitive Securities have been made:



                                                                   Principal Amount of
                         Amount of decrease   Amount of increase       this Global            Signature of
                        in Principal Amount      in Principal       Security following    authorized officer of
                           of this Global       Amount of this      such decrease (or      Trustee or Security
   Date of Exchange           Security          Global Security         increase)               Custodian
   ----------------     --------------------  -------------------  ---------------------  ----------------------
